 Exhibit 1.1

August 8, 2016

RBC Dominion Securities Inc.

200 Bay Street, 4th Floor

Royal Bank Plaza, South Tower

Toronto, ON M5J 2W7

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, NY, 10036

Morgan Stanley & Co. LLC

1585 Broadway, 32nd Floor

New York, NY 10036

Ladies and Gentlemen:

Pattern Energy Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for which you are acting as representatives (the “Representatives”), 10,000,000 shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock,” and such shares of Class A Common Stock, the “Firm Shares”).

In addition, the Company proposes to sell to the Underwriters up to 1,500,000 shares of Class A Common Stock (the “Additional Shares”), if, and to the extent, that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-199217) on Form S-3, relating to various securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and/or sold from time to time by selling securityholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 8, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus (as defined below). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. “Applicable Time” means 4:30 p.m. Eastern Time on August 8, 2016, “Time of Sale Canadian Prospectus” means the Canadian Preliminary Prospectus (defined below). The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are collectively referred to herein as the “Time of Sale Prospectus.”

The Company was qualified at the time of filing to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule and (i) has prepared and filed a preliminary MJDS shelf prospectus dated October 8, 2014 in the English and French languages (the “Canadian Preliminary Base Prospectus”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada (together, the “Canadian Securities Commissions”) in respect of various securities, including shares of Class A Common Stock of the Company (collectively, the “Canadian Shelf Securities”), pursuant to applicable securities laws in each of the provinces and territories in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), and (ii) has prepared and filed with the OSC and the other Canadian Securities Commissions a final MJDS shelf prospectus dated November 21, 2014 relating to the Canadian Shelf Securities in each of the provinces and territories of Canada (the “Canadian Final Base Prospectus”). The Company selected the OSC (the “Reviewing Authority”) as its principal regulator in respect of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus, and the Reviewing Authority has issued a receipt (a “Receipt”) in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202” and, together with MI 11-102, the “Passport System”) on behalf of itself and the other Canadian Securities Commissions for each of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus. The term “Canadian Base Prospectus” means the Canadian Final Base Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 – The Multijurisdictional Disclosure System of the Canadian Securities Administrators (the “MJDS Rule”).

The Company has also prepared and filed with the Canadian Securities Commissions, in accordance with the MJDS Rule on August 8, 2016, a preliminary prospectus supplement, relating to the Shares, which excluded certain pricing information (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Preliminary Prospectus”). In addition, the Company: (i) shall prepare and file with the Canadian Securities Commissions in accordance with Section 6(f) hereof a final prospectus supplement relating to the Shares, which includes the pricing information omitted from the Canadian Preliminary Prospectus (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”).

For purposes of this Agreement, all references to the Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus, Canadian Base Prospectus, Canadian Preliminary Prospectus, Canadian Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

For purposes of this Agreement, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale U.S. Prospectus,” “Time of Sale Canadian Prospectus,” “U.S. Prospectus,” “Canadian Final Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The U.S. Prospectus and the Canadian Final Prospectus are referred to collectively, as the “Prospectus.”

1.             Representations and Warranties of the Company. The Company represents, warrants and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission. The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

(i)            The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)           the Company is eligible to use the MJDS Rule;

(iii)           No cease trade order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions;

(iv)          the Canadian Final Prospectus when it was filed was, and as amended and supplemented, if applicable, will be, true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by the Canadian Securities Laws, and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(v)           the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(vi)          the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the MJDS Rule and all other applicable Canadian Securities Laws;

(vii)         as of the Applicable Time, at the time of each sale of Shares in connection with the offering when the U.S. Prospectus is not yet available (on EDGAR or otherwise) to prospective purchasers and at the Closing Date (as defined in Section 4 hereto), the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, did not or will not when filed, as applicable, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the Time of Sale Canadian Prospectus is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and the Shares, other than information relating to the offering price of the Shares and other information with respect to the terms of the offering of the Shares (which will be included in the Canadian Final Prospectus), as required by the Canadian Securities Laws;

(viii)        each of the Canadian Securities Commissions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus;

(ix)           each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(x)            (A) the U.S. Prospectus, as of its date and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not when filed contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) the Canadian Final Prospectus, as of its date and as of the Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any supplement thereto) or any broadly available road show made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth on the cover page of the Time of Sale Prospectus and the Prospectus, and, under the caption, “Underwriters”: (i) the fourth paragraph, concerning dealer concessions and sales to discretionary accounts; and (ii) the twelfth paragraph, concerning stabilizing transactions, in the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriters’ Disclosure”).

(c)           The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(d)           The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or hold its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(e)           Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each, a “Subsidiary” and collectively, the “Subsidiaries”) (i) has been duly incorporated or formed, is validly existing as a corporation, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or similar legal entity in good standing (or similar status to the extent it exists) under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has the corporate, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or other applicable power and authority, as the case may be, to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and (iii) is duly qualified to transact business and is in good standing (or, in each case, such similar status in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(f)            All of the issued shares of capital stock, limited liability company or other membership interests or other equity interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than (i) those described in or under agreements contemplated by the Time of Sale Prospects and the Prospectus, or (ii) as would not reasonably be expected to have a Material Adverse Effect.

(g)           As of the date hereof, the authorized share capital of the Company conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued and fully paid and non-assessable.

(h)           The Shares have been duly authorized and, when issued, and when paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights.

(i)            Except as described in the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j)            This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof under Canadian Securities Laws.

(k)           Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, an “Existing Instrument”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations, except, in the cases of clauses (ii) and (iii), for such defaults and violations that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(l)            None of (i) the execution and delivery by the Company of this Agreement, or the performance by the Company of its obligations under this Agreement, (ii) the issue and sale by the Company of the Shares nor (iii) the application of the net proceeds to the Company from this offering in the manner described under the heading “Use of Proceeds” in the Time of Sale Prospectus, will conflict with, result in a breach of or constitute a default under (A) any provision of law applicable to the Company or any of its Subsidiaries, (B) the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries, (C) any agreement or other instrument binding upon the Company and its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries, except in the case of clauses (A), (C) and (D), for any such breach, violation, or default that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(m)          No consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company or any of its Subsidiaries is required for the performance by the Company of its obligations under this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable securities exchange or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the issue and sale of the Shares by the Company, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to the Closing Date, or (iii) the filing of the final MJDS prospectus supplement relating to the offering of Shares and forming part of the Canadian Final Prospectus with applicable Canadian Securities Commissions and (iv) where the failure to obtain such consents, approvals, authorizations, orders, registrations, or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement.

(n)           The historical financial statements (including the related notes thereto) of (i) the Company and (ii) each other entity for which financial statements are required to be included or incorporated by reference in the Registration Statement (each such entity, a “Covered Entity”), included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of each of the Company, and each Covered Entity, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and Canadian Securities Laws and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated therein except as may be expressly stated in the related notes thereto; the other financial information included in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and each Covered Entity, as applicable, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown thereby and have been prepared in accordance with the applicable requirements of the Securities Act and Canadian Securities Laws, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus and the Prospectus.

(o)           Since the date of the latest financial statements of the Company included or incorporated by reference in, and except as otherwise disclosed in or contemplated by, the Time of Sale Prospectus and the Prospectus, there has not been any event or development reasonably likely to result in a Material Adverse Effect.

(p)           Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the property of the Company or any of its Subsidiaries is or, to the knowledge of the Company, may be subject, that if determined adversely to the Company or any of its subsidiaries would be reasonably expected to have a Material Adverse Effect; and there are no (i) current or pending legal or governmental proceedings that are required under the Securities Act or Canadian Securities Laws to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described therein; or (ii) statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described therein.

(q)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)            Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are, and at all times prior hereto within the applicable statute of limitations have been, in compliance with all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment and natural resources, or the generation, use, storage, management, treatment, transportation, disposal, release or threatened release of, or exposure to, any material, substance or waste defined or regulated in relevant form, quantity or concentration as Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Materials or any Environmental Laws applicable to the Company or its subsidiaries, except in the case of clauses (i)-(iv) above, where failure to comply would not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials, and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations.

(s)           Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified pursuant to the Canadian Final Prospectus.

(t)            None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any employee, agent, representative or affiliate controlled by the Company or any of its subsidiaries has taken or is aware of any action taken in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company, its subsidiaries, and to the knowledge of the Company, their respective affiliates that they control have conducted their businesses on behalf of the Company in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(u)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)           (i) Neither of the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or executive officer of the Entity, nor to the knowledge of the Entity, any employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria), except to the extent permitted by OFAC.

(ii)           The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A) for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by OFAC; or

(B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) solely as a result of the Company making such proceeds from the offering available to any such person.

(iii)          For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)          Subsequent to the respective dates as of which the information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into or approved any material transaction; (ii) the Company has not declared, paid or otherwise made any dividend or distribution on its capital stock; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case, as described in, or contemplated by, the Time of Sale Prospectus and the Prospectus.

(x)           The Company and its Subsidiaries have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them that is material to the conduct of their respective businesses as described in the Time of Sale Prospectus and Prospectus, in each case free and clear of all Liens and defects, except such as (i) are described in the Time of Sale Prospectus and the Prospectus or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries as described in the Time of Sale Prospectus and the Prospectus.

(y)           The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Time of Sale Prospectus and Prospectus except where the failure to own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(z)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have, or are entitled to the benefit of, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures (excluding premiums) are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(aa)         Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities reasonably necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(bb)         There are no existing agreements, arrangements or transactions, between or among the Company or any of its subsidiaries and any officer or director of the Company, or subsidiary or any person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the Securities Act which are required to be described in the Registration Statement and the Time of Sale Prospectus and which are not so described.

(cc)         The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, as of the end of the period covered by the most recent audited financial statements included in the Registration Statement and the Canadian Final Prospectus there was no, and since such date the Company has not become aware of any, (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(dd)        (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file with the Commission under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) except as disclosed in the Time of Sale Prospectus and the Prospectus, such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(ee)         Ernst & Young LLP and each other accounting firm that has provided an audit report on certain financial statements of the Company or a Covered Entity included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public accountants with respect to the Company or Covered Entity, as applicable, as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such firms. There has not been any disagreement (within the meaning of NI 51-102) with Ernst & Young LLP with respect to audits of the Company or with any such other accounting firm with respect to the audit of a Covered Entity.

(ff)          Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns (including any reports, forms or schedules) required to be filed by it and collected or withheld all taxes required by law to be collected or withheld by it, and has paid or remitted all taxes (and any related interest, penalties and additions to tax) required to be paid or remitted by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of its subsidiaries or any unresolved proceedings, investigations or audits pending or threatened regarding taxes with respect to the Company or any of its subsidiaries and (z) neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement of any kind, other than the organizational, operating and partnership agreements of the Company and its subsidiaries or agreements entered into in the ordinary course of business that are not primarily related to taxes.

(gg)        Except as described in the Time of Sale Prospectus, the Registration Statement or the Canadian Final Prospectus, or pursuant to the Equity Distribution Agreement, dated May 9, 2016 among the Company, RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC (the “Equity Distribution Agreement”) the Company has not sold, issued or distributed any of its Class A Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or under Canadian Securities Laws.

(hh)        Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries that (i) own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”); (ii) is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA; and (iii) operate with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(ii)           No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

(jj)           Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) has or could have any liability, contingent or otherwise (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not have a Material Adverse Effect. The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not have a Material Adverse Effect. No “reportable event,” as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, (ii) any withdrawal liability within the meaning of Section 4201 of ERISA, or (iii) liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not have a Material Adverse Effect.

(kk)         Each benefit and compensation plan, agreement, policy and arrangement (other than any such Plan, agreement, policy, or arrangement covered by Section 1(jj) hereof) that is maintained, administered, or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility (each, a “Company Compensation Arrangement”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not have a Material Adverse Effect. No action, suit, proceeding, hearing or investigation with respect to the administration, or the investment of the assets, of any Company Compensation Arrangement or Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, except for any such action, suit, proceeding, hearing or investigation that would not have a Material Adverse Effect.

(ll)           The statistical, industry-related and market-related data included in the Time of Sale Prospectus and Prospectus are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the

Company’s good faith estimates that are made on the basis of data derived from such sources.

(mm)       Neither the Company nor any of its subsidiaries is a party to any contract, agreement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or commission in connection with the offering and sale of the Shares contemplated hereby.

(nn)        None of the Canadian Securities Commissions or comparable Canadian authority has issued any order: (i) requiring trading in any of the Company’s securities to cease, (ii) preventing or suspending the use of the Time of Sale Prospectus and the Prospectus, or (iii) preventing the distribution of the Shares in any province or territory of Canada. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(oo)        The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(pp)        The Company has taken no action designed to terminate the listing of the shares of Class A Common Stock (including the Shares) on NASDAQ, nor has the Company received any notification that NASDAQ is contemplating terminating such listing.

(qq)        The shares of Class A Common Stock satisfy the definition of an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(rr)          Any certificate signed by an officer or other authorized signatory of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2.             Agreements to Sell and Purchase.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions hereinafter stated, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly and not jointly and severally, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of $23.90 per share (the “Purchase Price”). The Company also hereby agrees to pay the commission per Share set forth on Schedule III hereto.

(b)           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the several Underwriters up to 1,500,000 Additional Shares set forth in Schedule I hereto and the Underwriters shall have the right to purchase, severally and not jointly and not jointly and severally, such Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice by the Representatives to the Company (with a courtesy copy to Davis Polk & Wardwell LLP, Attn: Richard D. Truesdell) not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)           For a period of 90 days after the Closing Date, the Company hereby agrees that it will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than any registration statement on Form S-8) or file with a Canadian Securities Commission any prospectus or prospectus supplement relating to, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, without the prior written consent of each of the Representatives, other than (A) the Shares to be sold hereunder, (B) any stock options, restricted stock awards, phantom stock awards or other awards or grants to be issued by the Company pursuant to stock incentive plans referred to in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, (C) any shares of Class A Common Stock or other securities issued or realized upon the exercise, vesting or settlement of awards or grants issued pursuant to stock incentive plans disclosed in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, and (D) any shares of Class A Common Stock issued upon conversion of the Company’s 4.00% Convertible Senior Notes due 2020.

3.             Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $23.90 per share (the “Public Offering Price”).

4.             Payment and Delivery. Payment for the Firm Shares to be sold shall be made to the Company in Federal or other funds immediately available in the City of Toronto against delivery of such Firm Shares for the respective accounts of the several Underwriters, at the offices of Vinson & Elkins L.L.P., or at such other place as shall be agreed upon by you and the Company, at 8:00 a.m., New York City time, on August 12, 2016, or at such other time on the same or such other date, not later than August 15, 2016, as shall be designated in writing by you. The time and date of such payment are referred to herein as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company, or its designee, in Federal or other funds immediately available in the City of Toronto against delivery of such Additional Shares for the respective accounts of the several Underwriters, at the offices of Vinson & Elkins L.L.P., or at such other place as shall be agreed upon by you and the Company, at 8:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 11, 2016, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or Option Closing Date, as applicable, are subject to the conditions that (i) the representations and warranties of the Company contained herein are true and correct as of the Closing Date or Option Closing Date, as applicable, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct on the Closing Date or Option Closing Date, as applicable and (ii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company reasonably satisfactory to the Underwriters, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Blake, Cassels & Graydon LLP, outside Canadian counsel to the Company, and other applicable outside counsel to the Company in Canadian jurisdictions other than Ontario, Québec, Alberta and British Columbia dated the Closing Date, to the effect set forth in Exhibit A hereto, an opinion of Davis Polk & Wardwell LLP, outside U.S. counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto, and an opinion of Dyann S. Blaine, U.S. internal counsel for the Company, to the effect set forth in Exhibit C.

(d)           The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., U.S. counsel for the Underwriters, dated the Closing Date and an opinion of Torys LLP, Canadian counsel for the Underwriters, dated the Closing Date, in each case, in a form satisfactory to the Underwriters.

(e)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated as of the date of hereof and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(f)           The Underwriters shall have received on the date hereof and the Closing Date, a letter dated as of the date of hereof and the Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of South Kent Wind LP and Grand Renewable Wind LP, in each case, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(g)           The Underwriters shall have received on the date hereof and the Closing Date, a letter dated as of the date of hereof and the Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC, in each case, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit D hereto, addressed to the Representatives and signed by certain shareholders, officers and directors of the Company listed on Schedule II hereto relating to sales and certain other dispositions of Class A Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the date hereof, and shall be in full force and effect on the Closing Date.

(i)            The Underwriters shall have received opinions of Blake, Cassels & Graydon LLP, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel to the effect that the French language version of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (excluding Exhibits to documents incorporated by reference not required to be translated), except for portions thereof (including documents incorporated by reference) translated into the French language by Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP (collectively, the “Financial Information”) as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.

(j)            The Underwriters shall have received opinions of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel to the effect that the French language version of the Company’s Financial Information translated by Ernst & Young LLP, the South Kent Wind LP and Grand Renewable Wind LP Financial Information translated by PricewaterhouseCoopers LLP and the Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC Financial Information translated by KPMG LLP, respectively (excluding Exhibits to documents incorporated by reference not required to be translated), contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus includes the same information and, in all material respects, carries the same meaning as the English language version thereof.

(k)           The Firm Shares to be sold at Closing shall have been approved for listing on Nasdaq, subject only to official notice of issuance and evidence of satisfactory distribution, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(l)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(m)          No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued.

(n)           The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the certificates referred to in Section 5(b) as of the Option Closing Date as if references therein to the Closing Date were references to the Option Closing Date, the comfort letters from Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP as of the Option Closing Date and such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.             Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, (i) without charge, six conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto); provided that any such document’s availability on EDGAR or SEDAR (or, in each case, any successor thereto) shall satisfy the foregoing requirements and (ii) in New York City, Toronto or such other cities as you may reasonably request directly (including with respect to the Canadian Final Prospectus in the English and French languages), without charge, prior to 12:00 p.m. Eastern Time on the business day next succeeding the date of this Agreement or the date of filing thereof (in the case of the Canadian Final Prospectus) and during the period mentioned in Section 6(e) or 6(f) below, as many commercial copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed issuer free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or the Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with such applicable law.

(f)            The Company will prepare the Canadian Final Prospectus in accordance with the MJDS Rule in a form reasonably approved by the Underwriters, and will file the Canadian Final Prospectus with the Reviewing Authority as soon as possible but not later than 12:00 p.m. Eastern Time on the business day next succeeding the date of this Agreement.

(g)           If, during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus) as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(h)           To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (that are required for the offer and sale) as you shall reasonably request, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)            To make generally available to the Company’s shareholders and the Representatives as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)            To use its best efforts to have the Shares accepted or approved, as the case may be, for listing on Nasdaq in the United States and the TSX in Canada.

(k)           To apply the net proceeds from the sale of the Shares as described in each of the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(l)            To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.

7.             Expenses.

(a)           Whether or not the transactions contemplated in this Agreement are consummated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes (including stamp duty taxes) payable thereon, (iii) the cost of printing or producing any blue sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or Legal Investment memorandum, (iv) all filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in an amount not to exceed $15,000, incurred in connection with the review and qualification of the offering of the Firm Shares by the FINRA, (v) all costs and expenses incident to listing the Shares on Nasdaq and the TSX, (iv) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all out-of-pocket costs of the Underwriters (other than, for the avoidance of doubt, the fees and disbursements of Underwriters’ counsel), including all expenses incurred by the Underwriters in connection with the road show presentations, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 10, 11 and 13 hereof, the Underwriters will pay all stock transfer taxes on resale of any of the Shares by them.

(b)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.             Covenants of the Underwriters.

(a)           Each Underwriter severally covenants with the Company that, without the prior consent of the Company and the Representatives, it has not made and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b)           The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the provinces and territories of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm to, comply with Canadian Securities Laws in connection with the distribution of the Shares and offer the Shares for sale only in the provinces and territories of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 8, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces and territories of Canada. For the avoidance of doubt, each of KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., and SMBC Nikko Securities America, Inc. is not acting as an underwriter of the Shares in any province or territory of Canada and no action on the part of KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., and SMBC Nikko Securities America, Inc. in its capacity as an underwriter of the offering of Shares in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Shares in any province or territory of Canada.

(c)           The obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for an act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(d)           The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces and territories of Canada and any other jurisdiction.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each Underwriter’s directors, officers and employees (the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by:

(i)            any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto;

(ii)           in the case of the Registration Statement or any amendment thereof, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)          in the case of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (A) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (B) any “misrepresentation” or alleged “misrepresentation” as defined under Canadian Securities Laws;

(iv)          any order or any inquiry, investigation or proceeding announced, instituted or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority naming an Underwriter as a party, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto;

(v)           any breach or default under any representation, warranty, covenant or agreement of the Company in this Agreement to or with the Underwriters; or

(vi)          the Company failing to comply with any requirement of any securities laws relating to the offering of the Shares.

except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission relating to Underwriters’ Disclosure;

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors, officers, and employees of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, with reference to information in reliance upon and in conformity with the Underwriters’ Disclosure.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify, in writing, the person against whom such indemnity may be sought (the “indemnifying party”) (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability that it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, calculated on a solicitor and his own client basis, related to such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties and ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable for any reason or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, liabilities claims, damages or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company, on the one hand, and the total underwriting commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Time of Sale Prospectus and the Prospectus, bear to the aggregate Public Offering Price of the Shares.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

(f)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The aggregate amount of losses, liabilities, claims, damages or expenses incurred by an indemnified party referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which total underwriting discounts and commissions received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Canadian common law or civil law, as applicable) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(g)           The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company and (iii) acceptance of and payment for any of the Shares.

10.           Termination.

(a)           In addition to any other remedies which may be available to the Underwriters, the Representatives on behalf of the Underwriters shall be entitled to terminate and cancel their obligations under this Agreement, by notice given to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date: (i) any inquiry, investigation or other proceeding is commenced or any order is issued under or pursuant to any statute of the United States, Canada or of any state, province or territory thereof or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters or the Selling Firms), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Representatives operates to prevent or restrict the trading or the distribution of the Shares, (ii) there shall occur or be discovered by the Representatives any material adverse change in the financial condition, assets, liabilities, business, affairs or operations of the Company and its subsidiaries (taken as a whole), which, in the Underwriters’ reasonable opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Shares, (iii) there has occurred any material change in the state of the financial markets, which, in the Representatives’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus; (iv) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representatives’ reasonable opinion, could be expected to have a significant adverse effect on the market price or value of the Shares, (v) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Nasdaq or the TSX, (vi) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (vii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (viii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (ix) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (ix), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b)           If the Underwriters terminate their obligations hereunder pursuant to this Section 10, the Company’s only obligation to the Underwriters hereunder shall be limited to the Company’s obligations under Section 9 and payment of expenses referred to in Section 7 hereof.

11.           Reliance on the Representatives. All steps or other actions which must or may be taken by the Underwriters in connection with this Agreement shall be taken by the Representatives, with the exception of matters contemplated by Sections 2, 9, and 12 on the Underwriters’ behalf, and the execution of this Agreement by the Underwriters shall constitute the authority of the Company for accepting notification of any such steps or other actions from the Representatives.

12.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)           If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, (i) any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date and (ii) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to

(i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)           If any Underwriter defaults pursuant to this Section 12, the Company shall not be obligated to reimburse such defaulting Underwriter for its out-of-pocket expenses.

13.           Relationship with TMX Group Limited. National Bank Financial Inc. or an affiliate thereof owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

14.           Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15.           Submission to Jurisdiction. The Underwriters and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the offering of the Shares. The Underwriters and the Company irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

The Company acknowledges that in connection with the offering of the Shares to be sold by such party: (i) the Underwriters have acted at arm’s length, are not agents of, and have assumed no, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.           Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder and the Company agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by facsimile or email to the following addresses:

in the case of the Company:

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

in the case of RBC Dominion Securities Inc.:

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Attention: Syndicate Department

Facsimile: (212) 428-6260

in the case of BMO Capital Markets Corp.:

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, NY, 10036

Attention: Michael Starzan

Fax Number: (212) 885-4165

in the case of Morgan Stanley & Co. LLC:

1585 Broadway, 32nd Floor

New York, NY 10036

Attention: Equity Syndicate Desk

with a copy to:

Legal and Compliance

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PATTERN ENERGY GROUP INC.

By:	/s/ Mike Lyon
Name:	Mike Lyon
Title:	Chief Financial Officer

Dated: August 8, 2016

Accepted for themselves and

on behalf of the several

Underwriters listed

in Schedule I hereto.

RBC Dominion Securities Inc.

By:	/s/ Robert Nicholson
Authorized Signatory

BMO Capital Markets Corp.

By:	/s/ Pierre-Olivier Perras
Authorized Signatory

Morgan Stanley & Co. LLC

By:	/s/ Tom Boyle
Authorized Signatory

SCHEDULE I

Underwriters

Securities to be sold by the Company

Name	Number of Firm Shares
RBC Capital Markets, LLC†;	2,000,000
RBC Dominion Securities Inc.*
BMO Capital Markets Corp.†;	2,000,000
BMO Nesbitt Burns Inc.*
Morgan Stanley & Co. LLC†;	2,000,000
Morgan Stanley Canada Limited*
Merrill Lynch, Pierce, Fenner & Smith Incorporated†;	1,000,000
Merrill Lynch Canada Inc.*
Citigroup Global Markets Inc. †;	1,000,000
Citigroup Global Markets Canada Inc.*
Wells Fargo Securities Canada, Ltd. / Valeurs Mobilières Wells Fargo Canada, Ltée*	400,000
Wells Fargo Securities, LLC†
KeyBanc Capital Markets Inc.†	400,000
National Bank of Canada Financial Inc.†	400,000
National Bank Financial Inc.*
Raymond James (USA) Ltd.†;	400,000
Raymond James Ltd.*
Desjardins Securities International Inc.†	200,000
Desjardins Securities Inc.*
MUFG Securities Americas Inc.†	100,000
SMBC Nikko Securities America, Inc.†	100,000
Total	10,000,000

†	Denotes U.S. Underwriter

*	Denotes Canadian Underwriter

SCHEDULE II

1.	List of Persons Subject to Lock-up

Michael M. Garland

Hunter H. Armistead

Daniel M. Elkort

Michael J. Lyon

Esben W. Pedersen

Eric S. Lillybeck

Christopher M. Shugart

Kevin J. Deters

Kevin E. Devlin

Michael B. Hoffman

The Lord Browne of Madingley

Douglas G. Hall

Patricia M. Newson

Alan R. Batkin

Patricia Bellinger

Pattern Renewables LP

Pattern Energy Group LP

SCHEDULE III

1.	Base Prospectus dated October 8, 2014 relating to the Shelf Securities.

2.	Preliminary Prospectus Supplement issued on August 8, 2016 relating to the Shares.

3.	Issuer free writing prospectuses: None.

4.	Pricing Information (in USD):

		Without Over-allotment	With Over-allotment
	Per Share	Total	Total
Public Offering Price	$23.90	$239,000,000	$274,850,000
Underwriting Commissions	$0.956	$9,560,000	$10,994,000
Proceeds to the Company (before expenses)	$22.944	$229,440,000	$263,856,000

Exhibit A

Form of Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company

i.	No approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental agency or body is required by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein in connection with the (x) execution and delivery of, or with the performance by the Company or its obligations under, the Underwriting Agreement, or (y) the issuance of the Firm Shares and the sale of the Shares to the Underwriters in accordance with the provisions of the Underwriting Agreement, in each case, except as have been obtained or made in and are in full force and effect.

ii.	The issuance of the Firm Shares and sale of the Shares to the Underwriters in accordance with the provisions of the Underwriting Agreement, the execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of the terms of its obligations under the Underwriting Agreement, do not conflict with, and will not result in any breach or violation of, any of the provisions of the laws of Ontario or the federal laws of Canada applicable to the Company.

iii.	All necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements as are necessary under Applicable Securities Laws have been fulfilled by the Company to qualify the distribution and sale of the Shares to the public in each of British Columbia, Alberta, Ontario and Quebec, by or through registrants registered in the appropriate category under the applicable securities legislation, rules and regulations of the provinces of British Columbia, Alberta, Ontario and Québec (“Applicable Securities Laws”) who have complied with the relevant provisions of such Applicable Securities Laws and the terms and conditions of their registration.

iv.	The statements set out in the Canadian Final Prospectus dated [•], 2016 relating to the offering of the Shares under the headings “Material Canadian Federal Income Tax Considerations for Holders of our Common Stock” and “Eligibility for Investment”, subject to the limitations, assumptions and qualifications and relying upon the matters set out therein, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and fair summaries of the provisions described therein.

v.	The statements in the Time of Sale Prospectus and the Canadian Final Prospectus under the heading “Business – Regulatory Matters – Environmental Permitting – Canada”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair, subject to the limitations and qualifications stated or referred to in the Time of Sale Prospectus and the Canadian Final Prospectus.

vi.	The Canadian Final Prospectus (excluding the financial statements, schedules and other financial data included or incorporated therein or omitted therefrom, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of Applicable Securities Laws applicable in the Province of Ontario.

The Company will deliver to the Underwriters an opinion equivalent to that referred to in paragraph iii, above, in respect of the Canadian provinces and territories other than Alberta, British Columbia, Ontario and Québec. In rendering such opinions, Blake, Cassels & Graydon LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit B

Form of Opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Company

[●], 2016

[•]

Ladies and Gentlemen:

We have acted as special counsel for Pattern Energy Group Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated [●] (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule I thereto, under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [●] shares (the “Shares”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”). [The Shares include [●] shares of Class A Common Stock to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-199217) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated [●], 2016 relating to the Shares and the prospectus supplement dated [●], 2016 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on October 8, 2014 pursuant to Rule 462(e). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated October 8, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”)

system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Shares, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

4.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	The Company’s authorized equity capitalization is as set forth in the Prospectus.

6.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement identified on Schedule A hereto.

7.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the

Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company or the General Corporation Law of the State of Delaware. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the several other Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from you or the other several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule A

1.	Amended and Restated Credit and Guaranty Agreement, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as Swingline Lender, Administrative Agent and Collateral Agent, Bank of Montreal, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent, dated as of December 17, 2014.

2.	Amendment No. 1 to the Amended and Restated Credit and Guaranty Agreement, dated as of June 12, 2015, by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

3.	Amendment No. 2 to the Amended and Restated Credit and Guaranty Agreement, dated as of September 28, 2015, by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

4.	Amendment No. 3 to the Amended and Restated Credit and Guaranty Agreement, dated as of November 20, 2015 , by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

5.	Amendment No. 4 to the Amended and Restated Credit and Guaranty Agreement, dated as of May 27, 2016, by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

6.	The Company’s 2013 Equity Incentive Award Plan.

7.	Form of the Company’s 2013 Incentive Bonus Plan.

8.	Form of Stock Option Agreement under 2013 Equity Incentive Award Plan.

9.	Form of Restricted Stock Agreement under 2013 Equity Incentive Award Plan.

10.	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

11.	Form of Deferred Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

12.	Form of Indemnification Agreement between the Company and each of its Executive Officers and Directors.

13.	Registration Rights Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

14.	Contribution Agreement among the Company, Pattern Renewables LP, Pattern Energy Group LP, and Pattern Renewable Holdings Canada ULC, dated as of October 2, 2013.

15.	Purchase Rights Agreement among the Company, Pattern Energy Group LP, Pattern Energy Group Holdings LP and Pattern Energy GP LLC, dated as of October 2, 2013.

16.	Bilateral Management Services Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

17.	First Amendment to Bilateral Management Services Agreement dated as of July 3, 2015 by and between the Company and Pattern Energy Group LP.

18.	Non-Competition Agreement between the Company and Pattern Energy Group LP, dated October 2, 2013.

19.	Purchase and Sale Agreement, dated as of December 20, 2013, by and between Pattern Canada Operations Holdings ULC and Pattern Energy Group LP (Grand PSA).

20.	Purchase and Sale Agreement, dated as of December 20, 2013, by and among the Company, Panhandle B Holdco 2 LLC and Pattern Energy Group LP (PH2 PSA).

21.	Management, Operation and Maintenance Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 MOMA).

22.	Project Administration Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 PAA).

23.	Purchase and Sale Agreement, dated as of May 1, 2014, by and among the Company, Pattern Renewables LP and Pattern Energy Group LP (PH1 PSA).

24.	Purchase and Sale Agreement by and among the Company, as Purchaser, Pattern Renewables LP, as Seller, and (solely for purposes of Section 7.1) Pattern Energy Group LP, as Guarantor, dated as of December 19, 2014 (Logan’s Gap PSA).

25.	Purchase and Sale Agreement, dated as of April 29, 2015, by and between the Company, Pattern Renewables Development Company LLC, and (as guarantor for certain obligations) Pattern Energy Group LP.

26.	Purchase and Sale Agreement dated as of April 1, 2015 by and between Wind Capital Group, LLC, a Delaware limited liability company, Lincoln County Wind Project Finco, LLC, a Delaware limited liability company, and the Company.

27.	Purchase and Sale Agreement, dated as of April 4, 2015, by and between Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company, and Pattern Energy Group LP, a Delaware limited partnership.

28.	Purchase Agreement, dated as of July 20, 2015, by and between Pattern Gulf Wind Equity 2 LLC and Pattern Gulf Wind Equity LLC.

29.	Amendment Number 1 to Purchase and Sale Agreement, dated as of February 27, 2015, by and among Pattern Energy Group Inc., Pattern Renewables LP and Pattern Energy Group LP.

30.	Purchase and Sale Agreement, dated as of June 30, 2016, by and between Pattern Energy Group Inc., Pattern Renewables LP, and Pattern Energy Group LP.

[●], 2016

[●]

Ladies and Gentlemen:

We have acted as special counsel for Pattern Energy Group Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated [●] (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule I thereto, under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [●] shares (the “Shares”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”). [The Shares include [●] shares of Class A Common Stock to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-199217) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated [●] (the “Preliminary Prospectus Supplement”) relating to the Shares and the prospectus supplement dated [●] relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated October 8, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule III to the Underwriting Agreement for the Shares are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Description of Capital Stock”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)   the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)   nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)   on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)   at [●] P.M. New York City time on [●], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)   the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from you or the other several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit C

Form of Opinion of Dyann S. Blaine

i.	To the best of my knowledge, the execution and delivery of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof conflict with, result in a breach or violation of or constitute a default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except for any such breach, violation, or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations of the Company and the Subsidiaries, taken as a whole.

ii.	The shares of Class A Common Stock outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

Exhibit D

Form of Lock-up Agreement

[●], 2016

RBC Dominion Securities Inc.

200 Bay Street, 4th Floor

Royal Bank Plaza, South Tower

Toronto, ON M5J 2W7

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, NY, 10036

Morgan Stanley & Co. LLC

1585 Broadway, 32nd Floor

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pattern Energy Group Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of RBC Dominion Securities Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the Closing Date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchange for Common Stock without the prior written consent of RBC Dominion Securities Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers of shares of Common Stock by will or the laws of intestacy, (C) transfers of shares of Common Stock to any person related to the undersigned by blood, marriage or adoption, but no more than first cousin or a trust formed for the benefit of such related person, (D) transfers of shares of Common Stock pursuant to domestic relations or court orders, (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar plans permitted under Canadian provincial securities laws for the transfer of Common Stock, provided that, except as contemplated by (F) below or required by law, such plan does not provide for the transfer of Common Stock during the 90-day period, no filing under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada shall be made in connection with the implementation of any such plan and none of the Company, the undersigned or any of their respective representatives shall announce or publicly disclose the establishment of such a plan during the 90-day period, (F) transfers of shares of Common Stock solely for the purpose of satisfying tax withholding amounts that become due in connection with the vesting of awards granted under an equity incentive plan of the Company, (G) in the case of corporations or other entities, transfers of shares of Common Stock to affiliates; provided that, in each case, each donee or transferee shall execute and deliver to RBC Dominion Securities Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC, a lock-up letter in the form of this paragraph; and provided, further, that no filing by any party (donor, donee, transferor, or transferee) under the Exchange Act or Canadian Securities Laws, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made prior to the expiration of the 90-day period referred to above), or (H) the sale of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 of the Securities Act of 1933, as amended; provided that (i) such trading plan is in effect as of the date hereof and (ii) any filing made under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada includes a footnote that expressly states that the sale was made pursuant to a Rule 10b5-1 trading plan or (I) the pledge or hypothecation, or other granting of a security  interest in, up to 15,300,000 shares of Class A Common Stock to one or more banks or financial institutions as collateral or security  pursuant to the Margin Loan Agreement dated May 6, 2014 between Pattern Development Finance Company and the lenders party thereto, and any  transfer upon foreclosure upon such shares. Notwithstanding the foregoing, in the case of the officers of the Company, transfers in the aggregate of up to 20,000 shares of Common Stock during the period ending 90 days after the Closing Date may be made without the prior written consent of RBC Dominion Securities Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs, or personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iii) the Public Offering is not completed by September 1, 2016, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy, or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: